As filed with the Securities and Exchange Commission on September 1, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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The Royce Fund Announces Three More of its Series Approve New Investment Advisory Agreements at Special Meeting of Shareholders and Adjournment of Meeting for Last Remaining Series

NEW YORK – August 31, 2020 – The Royce Fund (the “Trust”) today announced that the shareholders of each of Royce International Premier Fund, Royce Micro-Cap Fund, and Royce Smaller-Companies Growth Fund voted to approve a new investment advisory agreement with the Trust’s investment manager, Royce Investment Partners (“Royce”)1, at its Special Meeting of Shareholders (the “Meeting”). The shareholders of Royce Dividend Value Fund, Royce Global Financial Services Fund, Royce Opportunity Fund, Royce Premier Fund, Royce Pennsylvania Mutual Fund, Royce Small-Cap Value Fund, and Royce Special Equity Fund previously approved new investment advisory agreements with Royce. These ten series of the Trust are collectively referred to in this press release as the “Approving Funds”.

The new investment advisory agreements for Royce International Premier Fund, Royce Micro-Cap Fund, and Royce Smaller-Companies Growth Fund became effective upon completion of the Meeting. Implementation of the new agreements will not result in any changes to the Funds’ respective investment advisory fees, portfolio management personnel, investment objectives, principal investment strategies, or investment restrictions.

The Trust also today announced that the Meeting would be adjourned with respect to Royce Total Return Fund (“RTR”) to a later date and time as described in this press release in order to permit the solicitation of additional shareholder votes. The Meeting with respect to RTR has been adjourned and will now take place on Friday, September 11, 2020 at 1:00 p.m. Eastern Time. The Meeting will remain in a virtual format and will be held at the following website: http://www.meetingcenter.io/224942552. To participate in the Meeting, RTR shareholders must enter the following password: TRF2020. RTR shareholders must also enter the control number that appears on the proxy card that they previously received from the Trust.

The website for the Meeting will be accessible to RTR shareholders beginning at approximately 1:00 p.m. Eastern Time on September 10, 2020. Shareholders are encouraged to access the website at this time and prior to the start of the Meeting to allow ample time to log into the Meeting webcast and test the computer system, and, if planning to vote at the Meeting, to vote in accordance with the instructions set forth on the Meeting website.

RTR shareholders who hold shares through an intermediary, such as a bank or broker, must register in advance to attend the Meeting. To register, shareholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings, along with their name and email address to Computershare Fund Services (“Computershare”). Shareholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m. Eastern Time on September 8, 2020. Shareholders will receive a confirmation email from Computershare of the shareholder’s registration and a control number that will allow the shareholder to vote at the Meeting.

RTR shareholders are not required to attend the Meeting to vote on the relevant proposal. Whether or not shareholders plan to attend the Meeting, RTR urges shareholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the Proxy Statement.

As described in the Trust’s proxy statement dated May 11, 2020 and in supplemental proxy materials previously distributed, the Board of Trustees of the Trust has fixed the close of business on May 1, 2020 as the record date for determining those shareholders entitled to vote at the Meeting (or any postponement or adjournment thereof).

The Trust previously filed its Proxy Statement with the Securities and Exchange Commission (the “SEC”) in connection with the Meeting. RTR shareholders are advised to read the Proxy Statement in full because it contains important information. The Proxy Statement is available on the Internet at https://www.proxy-direct.com/roy-31317. The proxy card included with the proxy materials that were previously distributed to shareholders will not be updated to reflect the change in date, time, and location but may continue to be used by shareholders to vote their shares in connection with the Meeting. The Proxy Statement and other documents filed by the Trust are also available for free on the SEC’s website at http://www.sec.gov.

If you have any questions about voting or accessing the Meeting website, please call Computershare toll- free at (800) 426-5523.

The previous investment advisory agreement for RTR terminated upon completion of Franklin Resources, Inc.’s acquisition of Legg Mason Inc., Royce’s former indirect parent company, on July 31, 2020. Because RTR shareholders had not approved a new investment advisory agreement prior to the completion of such transaction, an interim investment advisory agreement between Royce and RTR (the “Interim Agreement”) went into effect at that time. The Interim Agreement, which was previously approved by the Board of Trustees of the Trust (the “Board”), allows Royce to continue providing services to RTR while shareholder approval of the new investment advisory agreement continues to be sought.

The terms and conditions of the Interim Agreement are substantially identical to those of RTR’s previous investment advisory agreement, except for the term and escrow provisions described below. The Interim Agreement will continue in effect for a term ending on the earlier of 150 days from the closing of the transaction (the “150-day period”) or when RTR’s shareholders approve a new investment advisory agreement. Compensation earned by Royce under the Interim Agreement will be held in an interest-bearing escrow account. If RTR’s shareholders approve a new investment advisory agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Agreement will be paid to Royce. If RTR’s shareholders do not approve a new investment advisory agreement prior to the end of the 150-day period, the Board will consider what further action to take consistent with its duties under applicable law, and Royce will be paid the lesser of its costs incurred in performing its services under the Interim Agreement or the total amount of the escrow account, plus interest earned. Thereafter, the Board would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements.

Royce continues to operate as an independent investment organization with its own brand after completion of the transaction. There are no changes planned to the management of the organization or investment teams at Royce as a result of the transaction.

Forward Looking Statement

This press release is not an offer to purchase nor a solicitation of an offer to sell shares of any Approving Fund or RTR. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of each Approving Fund and RTR, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Trust’s filings with the SEC, including the Annual Report to Shareholders of the Approving Funds and RTR on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Trust undertakes no responsibility to update publicly or revise any forward-looking statement.

Media Contact

John Davis, Director of Communications and Marketing (212) 508-4594

Important Disclosure Information

1 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.